UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2006
The Men’s Wearhouse, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	74-1790172 (IRS Employer Identification No.)

5803 Glenmont Drive Houston, Texas (Address of principal executive offices)	77081 (Zip Code)
713-592-7200
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
     On April 25, 2006, a Special Committee of the Board of Directors of The Men’s Wearhouse, Inc. (the “Company”), pursuant to specifically delegated authority, declared a quarterly cash dividend of $0.05 per share of the Issuer’s common stock to be paid on June 30, 2006, to shareholders of record of said stock at the close of business on June 20, 2006 (the “Record Date”).
     As a result of the above-described cash dividend, effective immediately prior to the opening of business on the day following the Record Date, the conversion rate of the Company’s 3.125% Convertible Senior Notes due 2023 (the “Notes”) shall change from the current conversion rate of 35.0271 shares of common stock per $1,000 principal amount of notes, which is equivalent to a conversion price of $28.55 per share of common stock, to 35.0815 shares of common stock per $1,000 principal amount of notes, which is equivalent to a conversion price of $28.51 per share of common stock. The Company intends to notify holders of the Notes by mail on or about June 22, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 21, 2006

THE MEN’S WEARHOUSE, INC.
By:	/s/ Neill P. Davis
Neill P. Davis
Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer